Exhibit 10.3

BUSINESS CONSULTANT AGREEMENT

This Business Consultant Agreement (“Agreement’) is made and effective November 10, 2010

BETWEEN:
Shanghai Tonggao lnvestment Consulting Co, Ltd (the “China Company”), an entity with his main address located at a company organized and existing under the laws of the People’s Republic Of China, with its head office located at:

Blk B, 20th Fl, No.238, East Nandan Rd, Shanghai, China 200030

AND:	ACE Consulting Management lnc (the “Consultant”), a company organized and existing under the laws of the state of Delaware, with its head office located at:

923 E. Valley Bl, #103B, San Gabriel, Ca 91776

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and intending to be legally bound, the parties hereto agree as follows:

1. CONSULTATION SERVICES

The company hereby employs the consultant to perform the following services in accordance with the terms and conditions set forth in this agreement: The consultant will consult with the clients, officers and employees of the company concerning matters relating to the management and organization of the company, their financial policies, and generally any matter arising out of the business affairs of the company in conducting business with companies in United States.

2. TERMS OF AGREEII’IENT

This agreement will begin 11-01-2010 and will end 10-31-2012. Either party may cancel this agreement on 30 days notice to the other party in writing, by certified mail or personal delivery.

3. TIME DEVOTED BY CONSULTANT

It is anticipated the consultant will spend approximately 180 hours in fulfilling its obligations under this contract. The particular amount of time may vary from day to day or week to week. However, the consultant shall devote a minimum of 15 hours per month to its duties in accordance with this agreement. Hours spend over 180 hours stated limit shall pay as $80 per hour rate accordingly.

4. PLACE WHERE SERVICES WILL BE RENDERED

The consultant will perform most services in accordance with this contract at a location of consultant’s discretion. In addition, the consultant will perform services on the telephone and at such other places as necessary to perform these services in accordance with this agreement.

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5. PAYMENT TO CONSULTANT

The consultant will be paid at the rate of $80/hour for work performed in accordance with this agreement. However, the consultant will be paid at least $12000 per year regardless of the amount of  time spent in accordance with this agreement. The consultant will submit an itemized statement setting forth the time spent and services rendered, and the company will pay the consultant the amounts due is indicated by statements submitted by the consultant within 14 days of receipt.

6. INDEPENDENT CONTRACTOR

Both the company and the consultant agree that the consultant will act as an independent contractor in the performance of its duties under this contract. Accordingly, the consultant shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the consultant’s activities in accordance with this contract, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes as required.

7. CONFIDENTIAL INFORMATION

The consultant agrees that any information received by the consultant during any furtherance of the consultant's obligations in accordance with this contract, which concerns the personal, financial or other affairs of the company will be treated by the consultant in full confidence and will not be revealed to any other persons, firms or organizations.

8. EMPLOYMENT OF OTHERS

The company may from time to time request that the consultant arrange for the services of others. All costs to the consultant for those services will be paid by the company but in no event shall the consultant employ others without the prior authorization of the company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CHINA COMPANY	CONSULTANT

Authorized Signature	Authorized Signature
RUNMIN LUO, General Manager	ALEX JEN, President

Print Name and Title	Print Name and Title

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